Mitek Announces that the Nasdaq Hearings Panel has Granted its
Request for Continued Listing Pending its Return to Compliance
with the Nasdaq Filing Requirement

SAN DIEGO, CA, August 18, 2023 - Mitek Systems, Inc. (Nasdaq: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today reported that on August 16, 2023, the Company received a decision from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) on or before October 13, 2023, and certain other conditions.

As previously disclosed, the Company received a delisting determination (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff initiated a process to delist the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Listing Rule, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). At the time, the Company had not filed its Form 10-K for the fiscal year ended September 30, 2022 (the “Form 10-K”), the Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (the “Q1 Form 10-Q”) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q2 Form 10-Q”). The Company subsequently did not timely file the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Q3 Form 10-Q”).

The Company had previously received an exception from the Nasdaq Staff to allow the Company until June 12, 2023 (the “Compliance Deadline”) to regain compliance with the Listing Rule (which represented the maximum extension period the Staff was permitted to grant under the Nasdaq Listing Rules). As the Company did not meet the terms of the exception by the Compliance Deadline, the Company received the Notice and requested a hearing before a Nasdaq Hearings Panel.

As previously disclosed, the Company attended an August 10, 2023 hearing before the Panel and requested the continued listing of its securities on the Nasdaq Capital Market pending its return to compliance.

The Company has already filed the Form 10-K and intends to file the Q1 Form 10-Q, Q2 Form 10-Q, and Q3 Form 10-Q as promptly as possible in order to regain compliance with the Listing Rule.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com.

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q1 Form 10-Q, Q2 Form 10-Q and Q3 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Q1 Form 10-Q, Q2 Form 10-Q, and Q3 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on July 31, 2023 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com